UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): April 23, 2008

 Stericycle, Inc.

  (Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

 28161 North Keith Drive

 Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

 (847) 367-5910

(Registrant's telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]

Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

[    ]

Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)

[    ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition

On April 23, 2008 Stericycle, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2008. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference.

The press release refers to “non-GAAP” measures.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The non-GAAP information excludes items such as special charges, which may have a material effect on our net income and net income per share calculated in accordance with GAAP. We exclude these charges and the related tax benefit from the charges when analyzing our financial results as the items are distinguishable events and have no impact to our ongoing results of operations. We believe that by viewing our results of operations excluding these charges, investors are given an indication of the ongoing results of our operations.

Item 8.01

Other Events

On April 19, 2008 Stericycle and Daniels Corporation (UK) Limited (“Daniels UK”), a subsidiary of Daniels Sharpsmart Pty Limited (“Daniels”), and certain affiliated companies entered into a settlement of arbitration proceedings in the United Kingdom prior to any award by the arbitrator. These arbitration proceedings, which Daniels UK initiated in February 2007 under the Chartered Institute of Arbitrators’ Arbitration Rules, related to claims that our United Kingdom subsidiary, White Rose Environmental Limited (“White Rose”), had breached obligations that it owed to a joint venture that it had formed with Daniels UK for the sale of Daniels reusable sharps containers. This joint venture, White Rose Sharpsmart Limited, was formed in October 2001 prior to our acquisition of White Rose in June 2004.

At the same time as the settlement of the arbitration proceedings, we entered into settlements with other subsidiaries of Daniels resolving various disputes and received a full release of all claims. In addition, we finalized the payment of the legal fees that SteriCorp Limited had been awarded under the arbitrator’s award that we have previously reported.

Under these settlements, we incurred a total pre-tax expense of $5.4 million, or an after-tax expense of $3.3 million, in the first quarter of 2008.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

99.1

Press release issued by Stericycle, Inc. dated April 23, 2008.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 23, 2008	Stericycle, Inc.

By:	/s/ Frank J.M. ten Brink

Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer

 EXIBIT INDEX

Exhibit Number

Description

99.1

Press Release issued by Stericycle, Inc. dated April 23, 2008.